Exhibit 10.23

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) to Employment Agreement, is made as of October 31, 2008, by and between Hana Biosciences, Inc., a Delaware corporation (the “Company”), and John P. Iparraguirre (“Employee”).

WHEREAS, the parties hereto entered into that certain Employment Agreement dated December 18, 2006 (the “Employment Agreement”); and

WHEREAS, notwithstanding any provision to the contrary contained in the Employment Agreement, the parties desire to amend the Employment Agreement in order to extend the Term (as defined in the Employment Agreement).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

1.           Section 2 of the Agreement is hereby amended and restated in its entirety, as follows:

“2.  Term.  Employee’s employment under this Agreement shall commence as of January 1, 2007 (the “Effective Date”) and shall continue for a period ending on October 31, 2009, unless earlier terminated in accordance with the provisions of Section 8 below (the “Term”).”

2.           All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.  Except as amended or modified by this Amendment, the parties hereby confirm all other terms and provisions of the Agreement.  This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:		EMPLOYEE:

Hana Biosciences, Inc.

By:	/s/ Steven R. Deitcher	By:	/s/ John P. Iparraguirre
Steven R. Deitcher, M.D.		John P. Iparraguirre
President & Chief Executive Officer		Vice President & Chief Financial Officer